UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

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☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to §240.14a-12

Janus Investment Fund

(Exact Name of Registrant as Specified in Charter)

151 Detroit Street, Denver, Colorado 80206-4805

(Address of Principal Executive Offices)

303-333-3863

(Registrant’s Telephone No., including Area Code)

Michelle Rosenberg — 151 Detroit Street, Denver, Colorado 80206-4805

(Name and Address of Agent for Service)

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[Janus Letterhead]

December 15, 2016

Dear Valued Client,

As previously announced, Janus Capital Group Inc. (Janus), and Henderson Group plc (Henderson) have reached an agreement to merge as equals to create a leading global active asset manager. Due to the complementary nature of the strategies managed by Janus and Henderson, there are only a small number of products and investment team mandates that are similar between the two firms. In these few instances, we are proposing changes to those mutual funds and strategies.

Janus and Henderson today announced further details related to the post-merger structure of the Janus Henderson investment leadership and proposed product changes, assuming all necessary shareholder approvals are obtained.

Janus and Henderson are each global leaders in active asset management. As such, the combined organization has an opportunity to select the best investment leadership from both organizations to lead Janus Henderson post-merger. Below is an outline of the combined firm’s equity and fixed income leadership team.

Equity Leadership Team

Graham Kitchen, Global Head of Equities, will have the following equity team structure / direct reports:

●	North America Equities: Equity portfolio managers will be led by Graham
●	Head of Global Equity Income: Alex Crooke. The Australia, Japan, Asia Equities teams and (Henderson) sector specialist teams will also report to Alex
●	Head of European Equities: John Bennett
●	Head of Janus Equity Research: Carmel Wellso
●	Henderson Geneva Capital Management Team: Geneva team will continue to report to Graham
●	Head of International (Henderson specific): Stephen Peak
●	Head of Global Emerging Market Equites: Glen Finegan
●	Head of Global Growth Equities: Ian Warmerdam
●	Client Portfolio Managers/ Investment Directors will report to their specific teams as is the current setup

Fixed Income Leadership Team

Kumar Palghat, Global Head of Fixed Income, will have the following fixed income team structure / direct reports.

●	North America Fixed Income: Led by Darrell Watters
●	European and Australian Fixed Income teams (excluding Kapstream) will report to Phil Apel, MD Fixed Income
●	Head of Kapstream: Steve Goldman
●	Co-Heads of Corporate Credit Research: Andrew Griffiths and John Lloyd
●	Client Portfolio Managers/ Investment Directors will report to their specific teams as is the current setup

Below is a summary of the relevant equity mutual fund changes, pending all requisite approvals, following Janus’ merger with Henderson in the second quarter of 2017:

●	If approved by shareholders, Janus Emerging Markets Fund will merge into the Janus Henderson Emerging Markets Fund, a newly formed series of Janus Investment Fund (JIF) that would be sub-advised by Henderson Investment Management Limited (HIML).
●	If approved by shareholders, HIML will be appointed sub-adviser to Janus Asia Equity Fund. HIML’s Asia equities team would assume portfolio management of the Janus Asia Equity Fund.
●	If approved by shareholders, HIML would be appointed sub-adviser to Janus Global Real Estate Fund, and HIML’s property equities team would join the Fund’s current portfolio manager to provide investment advisory services to the Fund.

To streamline Janus’ large cap growth offerings and better position existing portfolios within the marketplace, we will be soliciting fund shareholder approval for two Janus funds to merge into two other existing Janus funds.

●	If approved by shareholders, Janus Fund will merge with and into Janus Research Fund. No change to Janus Research Fund’s investment objectives, strategies or portfolio management is contemplated in connection with the proposed merger. Janus’ research team will continue portfolio management responsibilities for the merged Janus Research Fund.
o	The Janus Portfolio, a series of Janus Aspen Series trust, will be realigned to mirror the investment approach and portfolio management of the Janus Research Strategy. The realignment is conditioned on shareholder approval of a new investment advisory agreement and Janus Fund shareholder approval of the proposed merger with Janus Research Fund.
●	If approved, Janus Twenty Fund will merge with and into Janus Forty Fund. No change to Janus Forty Fund’s investment objectives, strategies or portfolio management is contemplated in connection with the proposed merger.

We thank you for the trust you put in Janus. You can be assured that our priority is on investment execution and delivering the highest level of service.

Best regards,

/s/ Enrique Chang

Enrique Chang

President, Head of Investments, Janus Capital Group

Additional Information

In connection with the proposed transaction, each Acquiring Fund plans to file with the SEC and mail to its shareholders a proxy statement on Schedule 14A (the “Proxy Statement”), and plans to file with the SEC a registration statement on Form N-14 (the “Registration Statement”), which will contain a Proxy Statement/Prospectus (the “Proxy Statement/Prospectus”) that will be mailed to shareholders of the respective Target Fund.

The Proxy Statement and the Registration Statement will each contain important information about the Target Fund(s) and the Acquiring Fund(s) (the “Funds”), the proposed transaction(s) and related matters. Fund shareholders are urged to read the Proxy Statement and Proxy Statement/Prospectus and other documents filed with the SEC carefully and in their entirety when they become available because these documents will contain important information about the Funds, the transaction and the matters being submitted to shareholders. Shareholders should consider the investment objectives, risks, charges and expenses of the Funds carefully. The Proxy Statement/Prospectus will contain this and other important information.

The Funds and their respective trustees, officers, other members of their management may be deemed to be participants in the solicitation of proxies in connection with the proposed transaction. Information regarding the Funds’ trustees and officers is available in their currently effective prospectuses and statements of additional information, as supplemented through the date hereof. Additional information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, will be set forth in the Proxy Statement and the Registration Statement when such documents become available.

This letter is not intended to, and does not, constitute an offer to purchase or sell shares of the Funds; nor is this letter intended to solicit a proxy from any shareholder of the Funds. The solicitation of proxies will only be made pursuant to the final Proxy Statement or Proxy Statement/Prospectus. The Registration Statement has yet to be filed with the Securities and Exchange Commission (“SEC”). After the Registration Statement is filed with the SEC, it may be amended or withdrawn and the Joint Proxy Statement/Prospectus will not be distributed to shareholders unless and until the Registration Statement becomes effective.

Shareholders may obtain free copies of the Registration Statement and Proxy Statement and other documents (when they become available) filed with the SEC at the SEC’s web site at www.sec.gov. In addition, free copies of the Proxy Statement and Proxy Statement/Prospectus and other documents filed with the SEC may also be obtained after such documents become available by calling 1-877-335-2687 (or 1-800-525-3713 if you hold Class D Shares).